                                                                    EXHIBIT 10.1


                                   SUBLEASE



          This Sublease, made as of this 7th day of April, 1997, by and between Quintiles, Inc. a North Carolina corporation, having an address at 1007 Slater Road, Chelsea Place, Durham, North Carolina 27703, successor in interest to Biometric Research Institute, Inc. ("Sublessor"), and POZEN Inc., a Delaware corporation, with its principal place of business at 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713 ("Sublessee"), and Property Reserve, Inc., a Utah corporation ("Landlord").

                                   RECITALS:

          The background to this Sublease is as follows:

          NOW, THEREFORE R-l. Sublessor is the Tenant pursuant to a Lease dated December 14, 1995 between I40 Properties, a North Carolina partnership ("1-40 Properties"), as Lessor, and Sublessor as Tenant (the "Principal Lease") for premises located at 6330 Quadrangle Drive, Suite 240, Durham County, North Carolina, known as the Quadrangle Office Park, and being more fully described in the Principal Lease (the "Premises"). A true and correct copy of the Principal Lease is attached hereto as Exhibit A and incorporated herein by
                                         ------- -
   reference.

          R-2. As of December 3, 1996, Landlord succeeded to 1-40 Properties' interest in the Lease as Landlord pursuant to an assignment and assumption of lease from 1-40 Properties to Property Reserve, Inc. (the "Assignment"); and

          R-3. Sublessor and Sublessee have negotiated for Sublessee to sublease (upon the terms and conditions set forth herein) certain space designated as Suite 240, comprising approximately 5,938. rentable square feet of office space of the Premises (the "Sublet Premises"), and being more particularly described on Exhibit B attached hereto and incorporated herein by reference.
                ------- -

          , the parties hereto, in consideration of the mutual promises contained herein and other good and, valuable consideration, the receipt of which are hereby acknowledged and intending to be legally bound, promise, covenant and agree follows:

          1.  Recitals. The Recitals set forth above are incorporated herein by
              --------
   reference.

          2.  Sublease. Sublessor hereby leases to Sublessee the Sublet
              --------
   Premises, upon the terms and conditions set forth in the Principal Lease, to the extent not expressly herein modified. With respect to the Sublet Premises and except as expressly modified by this Sublease, Sublessee (i) shall have all of the rights and privileges of the Sublessor, as Tenant, pursuant to the Principal Lease, and (ii) shall perform all of the duties and obligations of the Sublessor, as Tenant, pursuant to the Principal Lease. Notwithstanding the foregoing, it is understood and agreed that this is a Sublease and that Sublessor shall remain obligated to Landlord for the performance of
   - any and all remaining obligations of Sublessor under the Principal Lease. The Sublessor shall perform or shall cause the Landlord to perform, with respect to the Sublet Premises, all duties and obligations of the Landlord pursuant to the Principal Lease.

                                   SUBLEASE


    3.   Term. The initial term of this Sublease shall be 68 months, beginning
         ----
on June 1, 1997 (the "Commencement Date") and ending on February 28, 2003.

     4.  Rent/Measurement of Sublet Premises. Subject to the rent abatement
         -----------------------------------
         provisions of Paragraph 15 of the Principal Lease, beginning with the Commencement Date, Sublessee shall pay to Sublessor at the office of Sublessor a rental payment due and payable as provided in the Principal Lease in the amount and according to the schedule listed below.

                         Term                     Rate Per Rentable Square Foot
                         ----                     -----------------------------
                                                     (full Service)
                                                     --------------

          June 1, 1997 through May 31, 1998                    $18.00

          June 1, l998 through May 3l, 1999                    $18.50

          June 1, l999 through May 3l, 2000                    $19.00

          June 1, 2000 through May 31, 2001                    $19.50

          June 1, 2001 through May 31, 2002                    $20.00

          June 1, 2002 through February 28, 2003.              $20.50

Sublessee shall have no liability to Sublessor or Landlord for the rental payments provided in Paragraph 3 of the Principal Lease or for any of the additional rent or operating expense passthroughs ("Base Rent Adjustments") provided in Paragraph 5 of the Principal Lease, all such sums being included in the gross rental payments provided in this Section 4.

     5.  Improvements by Sublessor. Sublessee shall be entitled to receive from
         -------------------------
Sublessor up to $15,000.00, to be used by Sublessee for improvements to the Sublet Premises which shall be made in the Sublessee's reasonable discretion. Any costs incurred by Sublessee for such improvements in excess of $15,000.00 or incurred after September 30, 1997 shall be borne by Sublessee. Sublessee shall provide to Sublessor written receipts or other statements itemizing any costs incurred by Sublessee for such improvements on or before September 30, 1997. Sublessor shall pay to Sublessee the amounts of all such receipts or statements within twenty (20) days of Sublessor's receipt of same. Except as set forth herein, Sublessee shall take possession and occupy the Premises in "as is" condition, including all telecommunications and local area network wiring that is currently in the Sublet Premises.

     6.  Parking. Subject to the terms of the Principal Lease, Sublessee shall
         -------
have free non-exclusive use of parking facilities at the Premises for its employees, business invitees and agents.

     7.  Insurance. Sublessee presently maintains and will, during the term of
         ---------
this sublease maintain a master insurance policy which complies with all requirements in Paragraph 16 of the Principal Lease. Sublessee shall add to the master policy Sublessor and Landlord as additional insureds with regard to the Sublet Premises and prior to the Commencement Date provide evidence of same to the reasonable satisfaction of Sublessor and Landlord.

          8.  Security Deposit. Sublessee shall deposit with Sublessor on the
              ----------------
signing of this Sublease the sum of $8,907.00 as security for performance of Sublessee's obligations under this Sublease. Sublessee shall have no further liability or obligation to Sublessor or Landlord under Paragraph 7 of the Principal Lease.

          9.  Secretary's Certificate. Sublessee shall, following the execution
              -----------------------
and delivery of this Sublease, but prior to the Commencement Date, deliver to Sublessor a certificate of Sublessee's corporate secretary that the corporate officer signing this Sublease on behalf of the Sublessee is empowered and authorized to execute this Sublease and bind Sublessee hereto.

          10.  Warranties of Sublessee. Sublessee represents and warrants to the
               -----------------------
Sublessor as follows:

             (a) Sublessee is a corporation duly formed and validly existing under the laws of the State of Delaware;

             (b) Upon execution and delivery by Sublessee, this Sublease shall be a valid and binding obligation of Sublessee, and the execution and delivery of this Sublease has been fully authorized by Sublessee.

     11.  Warranties of Sublessor. Sublessor represents and warrants to the
          ------------- ---------
Sublessee as follows:

             (a) Sublessor is a corporation duly formed and validly existing under the laws of the State of North Carolina, and is qualified to do business in North Carolina.

             (b) Upon execution and delivery by Sublessor, this Sublease shall be a valid and binding obligation upon Sublessor, and the execution and delivery of this Sublease has been fully authorized by Sublessor.

             (c) The Principal Lease is in full force and effect and has not been modified, in writing, orally or by conduct of either Landlord or Sublessor.

             (d) Sublessor has, to the best of its knowledge paid rent and all other charges due and payable to the Landlord pursuant to the Principal Lease through the date hereof; further, Sublessor has, to the best of its knowledge fully complied with all terms and conditions of the Principal Lease, and will, during the term of this Sublease, continue its full compliance with all terms and conditions of the Principal Lease; further, Sublessor has not, to the best of its knowledge committed a default under the Principal Lease and is not aware of any act by or omission of Sublessor which in and of itself, or with the passage of time, would become a default.

             (e) Sublessor has sought, and Landlord has given. (or, by execution of this Sublease, shall be deemed to have given), in accordance with Paragraph 10 of the Principal Lease, Landlord's written consent to sublet the Sublet Premises pursuant to the terms and conditions of this Sublease.

             (f) Landlord has fully complied with all terms and conditions of the Principal Lease.

             (g) Sublessor has not received any notice that the Landlord has assigned the Principal Lease, nor, to the best of Sublessor's knowledge, has the Landlord sold the Building.

             (h) The Commencement Date of the Principal Lease is January 15, 1996 and the Expiration Date is February 28, 2003.

     12.     Warranties of Landlord. Landlord represents and warrants to
             ----------------------
Sublessor and Sublessee as follows:

             (a) Landlord has succeeded to all of 1-40 Properties' interest in the Lease, the Lease has been properly assigned to and assumed by Landlord, and Landlord has complete power and authority to enter into this Sublease.

             (b) The Lease is in full force and effect and there are no defaults presently existing under the Principal Lease, and there are no presently existing circumstances known to Landlord which, with the giving of notice or passage of time or both, would constitute a default under the Principal Lease.

             (c) The Assignment in no way adversely affects or impairs Sublessor's rights under the Principal Lease or Sublessor's right to enter into this Sublease.

             (d) The Commencement Date of the Principal Lease is January 15, 1996 and the Expiration Date is February 28. 2003.

     13.  Landlord's Consent. In the event of a default by Sublessor under the
          ------------------
Principal Lease, and provided that Sublessee shall not be in default in its obligations under this Sublease, after written notice thereof from Landlord to Sublessee, Sublessee shall make its rental payments directly to Landlord and shall otherwise attorn to Landlord, and Sublessee shall not be disturbed from its use and occupancy of the Sublet Premises; and Landlord shall not evict, eject or otherwise remove Sublessee from the Sublet Premises; but rather, shall recognize this Sublease and each of the terms and conditions hereof as valid, binding and in full force and effect for the remainder of the term of this Sublease and any renewals thereof.

     14.  Notice. Any notice required hereunder shall be hand delivered, sent by
          ------
certified United States mail, postage prepaid, or sent by overnight delivery service requiring receipt (such Federal Express or UPS) to the parties, and shall be deemed to have been given upon actual receipt or refusal of such notice, at the addresses set forth below:

    To Sublessee at:

          POZEN Inc.
          6330 Quadrangle Drive, Suite 240
          Chapel Hill, North Carolina 27514
          Attn:  John Barnhardt

          With a copy to Sublessee's Agent:
               Corporate Realty Advisors
               4000 Westchase Boulevard, Suite 390
               Raleigh, North Carolina 27607
               Attn: Paul Munana

    To Sublessor at:

          Quintiles Transnational Corp.
          P.O. Box 13979
          Research. Triangle Park, North Carolina 27709-3979
          Attn: Greg Porter, Chief Legal Officer

          With a copy to Sublessor's Agent:
               Corporate Realty Advisors
               4000 Westchase Boulevard, Suite 390
               Raleigh, North Carolina 27607
               Attn: Howard Sadkin

    To Landlord at:
          Property Reserve, Inc.
          10 East South Temple St., Suite 400
          Salt Lake City, Utah 84133
          Attn:  Mr. Alan Aubrey

          With a copy to Landlord's Agent:
               Goodman Segar Hogan Hoffler
               6320 Quadrangle Drive, Suite 360
               Chapel Hill, North Carolina 27514

    15.   Commission. Sublessor and Sublessee respectively represent and warrant
          ----------
to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Demised Premises except as identified below in this
Section 15. If none, indicate "none." Each such party shall indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom the indemnifying party has consulted or negotiated with regard the Demised Premises not identified herein. Sublessor has agreed to pay all commissions associates with this transaction to the party listed below:
Corporate Realty Advisors.
--------- ---------------

     16.  Records. Sublessor shall provide to Sublessee, upon the execution of
          -------
this Sublease or within a reasonable period of time thereafter, all documents and other records pertaining to the Sublet Premises, including without limitation any construction, drawings, wiring diagrams, documents or other records relating to the telecommunications and local area network wiring in the Sublet Premises, to the extent such documents and records are in Sublessor's possession or Sublessor can reasonably obtain the same.

     17.  Miscellaneous.
          -------------

          (a) The headings of the various articles of this Agreement are intended only for convenience and are not intended to limit, define or construe the scope of any article of this Agreement, nor offset the provisions thereof.

          (b) Neither the method of computation of rent nor any other provision of this Agreement shall be deemed to create any relationship between the parties hereto other than that of Sublessor and Sublessee.

          (c) In the event that there is any conflict between the provisions of this Sublease and the provisions of the Principal Lease, the parties agree that the provisions of the Sublease shall control.

          (d) This Agreement shall be governed by and construed in accordance with the laws of North Carolina

          (e) This Agreement may be modified or amended only by written agreement of the parties hereto.

          (f) If any provision of this Agreement shall be deemed to be in contravention of any law, then the court rendering such determination shall have the authority to strike the contravening provision from this Agreement, with the remaining provisions of this Agreement remaining in full force and effect.

          (g) This Agreement, and the covenants, conditions, warranties and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.



           [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF the parties hereto have executed and delivered this Sublease as of the day and year first above written.

                                       SUBLESSOR:

                                            Quintiles, Inc.
                                            ---------- ----

   ATTEST:                             By /s/ David C. Hood
                                          --------------------------
                                       Name: David C. Hood
                                       Title: VP Finance


   /s/ Bonnie Griffin
   -------------------
   Secretary

   (CORPORATE SEAL)
                                       SUBLESSEE:
                                       POZEN Inc.


   ATTEST:                             By: /s/ Peter J. Wise
                                          --------------------------
                                       Name:  Peter J. Wise
                                              ---------------
                                       Title: Senior   VP-Medical Affairs
                                              -----------------------------
/s/ Fred D. Hutchison
----------------------
Assistant Secretary

   (CORPORATE SEAL)


                                       LANDLORD:

                                       Property Reserve, Inc.



   ATTEST:                             By: /s/ Wayne G. Facer
                                          --------------------------
                                       Name: Wayne G. Facer
                                            ------------------------
                                       Title: Vice President
                                             -----------------------


/s/ C. Eugene Gronning
----------------------
Secretary
    C. Eugene Gronning Secretary

CORPORATE SEAL)

                     Exhibit B
                     ------- -

       [Description of "Sublet Premises']

                     Exhibit A
                     ------- -

                ["Principal Lease"]

                                LEASE AGREEMENT

                                      for

                      BIOMETRIC RESEARCH INSTITUTE, INC.
                                  (as Tenant)

                                      and

                                1-40 PROPERTIES
                                 (as Landlord)

                      BIOMETRIC RESEARCH INSTITUTE, INC.
                                LEASE AGREEMENT
                               TABLE OF CONTENTS

PARAGRAPH

1.  Use and Acceptance of Demised Premises
2.  Term of Lease
3.  Covenant to Pay Rent
4.  Landlord's and Tenant's Work
5.  Additional Rent - Operating Expense Pass Throughs
6.  Landlord's Services
7.  Security Deposit
8.  Repair, Preservation, and Maintenance
9.  Tenant's General Indemnity
10. Assignment
11. Stock In Trade and Fixtures
12. Alterations, Additions, and Signs
13. Unlawful Improper or Offensive Use
14. Common Areas and Parking
15. Damage to Premises by Fire or Casualty
16. Insurance
17. Waiver of Subrogation
18. Tenant's Obligation at the End of Term and Holding Over
19. Removal of Fixtures
20. Landlord's Entry
21. Rules and Regulations
22. Quiet Enjoyment
23. Subordination and Tenant's Estoppel
24. Curing Defaults and Late Charges
25. Events of Default
26. Landlord's Rights on Termination of Term or Possession
27. No Waiver
28. Notices
29. Relocation of Demised Premises
30. Legal Costs
31. Liability of Landlord
32. Entire Agreement
33. Amendments
34. Controlling Law
35. Successors and Assigns
36. No Agency
37. Severability

Table of Contents continued
Biometric Research Institute, Inc.
Lease Agreement

PARAGRAPH

38. Force Majeure
39. Recordation and Lease Memorandum
40. Assignment by Landlord
41. Due Authorization
42. Brokers
43. ADA Compliance
44. Exhibits
45. Renewal Option
46. Right to Expand

             EXHIBIT A
             EXHIBIT A-1         Site Plan
             EXHIBIT B           Floor Plan
             EXHIBIT B-1         Space Plan
             EXHIBIT C           Tenant Improvements
             EXHIBIT D           Rules and Regulations

NORTH CAROLINA

DURHAM COUNTY                                                    LEASE AGREEMENT

     This Lease Agreement is made and entered into as of 199_, the day the last party executed this agreement as shown on the signature page of this lease, by and between 1-40 Properties, a North Carolina Partnership (Landlord") and
            ---------------    --------------------------
Biometric Research Institute, Inc., a Virginia Corporation, ("Tenant").
                                      --------------------

                                  WITNESSETH:
                                  ----------

     WHEREAS, Landlord owns certain real property located at 6330 Quadrangle Drive in Durham County, North Carolina ("Tract") and the building and other improvements on the same ("Building") more fully described in Exhibit A, "Legal Description", attached hereto and incorporated herein by reference; and

     WHEREAS, Tenant is desirous of leasing a portion of such Building as more fully described below and Landlord is willing to lease said property to Tenant.

     NOW, THEREFORE in consideration of the foregoing and the mutual covenants, conditions and agreements herein contained, the parties hereby agree as follows:

                               DEMISED PREMISES

     Landlord hereby demises and leases unto Tenant those premises located in the Building and more fully described in Exhibit B- 1, "Space Plan", attached hereto and incorporated herein by reference ("Demised Premises"). The parties agree that the total building rentable square foot is 94,461 and that the Demised Premises contain not less than 5,938 rentable square feet and that this represents 6.29% of the Building.

                                      1.
                    USE AND ACCEPTANCE OF DEMISED PREMISES

     The Demised Premises shall be used by Tenant for general office purposes and for no other purpose or use without Landlord's prior written consent, which consent Landlord may grant or withhold in Landlord's sole discretion. Tenant shall keep in permitted use one hundred percent (100%) of the Demised Premises during each Standard Work Week (as defined in this Lease of the term, any extended term or any holdover period. Tenant shall not vacate or abandon the Demised Premises. By accepting possession of the Demised Premises, Tenant agrees that the Demised Premises are in proper condition and are in all respects suitable for Tenant's use.

                                      2.
                                 TERM OF LEASE

     The term of this lease shall commence on the date Landlord delivers to Tenant a certificate of occupancy for the space, ("Commencement Date") approximately January 15, 1996, and shall end at Midnight on, the last day of the 84th full calendar month after the commencement date ("Initial Termination Date").

                                      3.
                             COVENANT TO PAY RENT

     (a) Throughout the term hereof and any extensions or any holdover periods, Tenant shall pay, without demand and without counterclaim, deduction of set-off, monthly minimum rent as follows, payable on or before the first day of each calendar month:

YEAR                   PRSF          MONTHLY MINIMUM RENT             YEARLY MINIMUM RENT
-----------------------------------------------------------------------------------------
 1                   $17.75              $ 8,783.29                       $105,399.50
 2                   $18.35              $ 9,080.19                       $108,962.30
 3                   $18.95              $ 9,377.09                       $112,525.10
 4                   $19.55              $ 9,673.99                       $116,087.90
 5                   $20.15              $ 9,970.89                       $119,650.70
 6                   $20.75              $10,267.79                       $123,213.50
 7                   $21.35              $10,564.69                       $126,776.30
*All rents calculated based on 5.938 RSF    Total Aggregate Minimum Rent: $8l2.615.30

     (b) Tenant shall furthermore pay any additional rent required under this lease when due without demand and without counterclaim, deduction or setoff.

                                      4.
                         LANDLORD'S AND TENANT'S WORK

     Landlord and Tenant shall, at their own respective expense, perform the additional work described in Exhibit C, "Tenant Improvements", attached hereto and incorporated herein by reference. It is expressly understood and agreed that Landlord's obligation with respect to the construction and finishing of the Demised Premises shall be limited to the scope of work described as Landlord's Work in Exhibit C and shall in no event include any work not described in Exhibit C. All Landlord's Work and Tenant's Work shall constitute improvements to the Demised Premises which shall become sole property of Landlord and shall remain at the Demised Premises upon expiration of this Lease Agreement or termination of Tenant's right to possession of the Demised Premises unless Landlord notifies Tenant otherwise in writing. Landlord and Tenant shall complete their work on or before the Commencement Date, subject to extension for all work delays resulting from causes beyond their reasonable control. Possession of the Demised

Premises shall be delivered to Tenant on or before the Commencement Date, subject to extension for all delays resulting from causes beyond the reasonable control of Landlord. All work by Tenant or Landlord shall be performed in a lawful and workmanlike manner in accordance with all ordinances, building codes or other governing law and in accordance with plans and specifications prepared by Landlord, agreed to by Landlord and Tenant, and accepted and verified by Tenant's initialing of drawings. Tenant shall take no action which may result in a claim of lien against the Tract, Building or Demised Premises and Tenant shall liquidate and discharge the same as provided in Section 13.

                                      5.
               ADDITIONAL RENT- OPERATING EXPENSE PASS THROUGHS

Tenant agrees to pay to Landlord, as additional rent, each year after the first complete twelve (12) month period of occupancy ("Base Year"), in a lump sum, Tenant's proportionate share of any increase in direct expenses incurred on account of the operation or maintenance of the building in which the Demised Premises are situated, above such direct expense paid or incurred by Landlord for the Base Year.

Commencing with the first month of the second lease year, and each lease year thereafter, there shall be added to Tenant's monthly payments an amount to cover Tenant's pro rata share of operational pass throughs as estimated by Landlord to have increased during the previous year, which figure (so estimated by Landlord) shall be paid by Tenant until such time as actual figures are available (after the end of the second and successive years), when the monthly increment for pass throughs shall be adjusted to reflect the prior year's experience. Landlord shall send to Tenant, in writing, a statement of the amount of any additional rent plus any applicable sales or use taxes payable by Tenant hereunder on or before one hundred and twenty (120) days after the end of the lease year with respect to which the rent adjustment is due, and within thirty (30) days thereafter Tenant shall pay any additional rent shown to be due Landlord, or Landlord shall adjust Tenant's payments if any credit is shown to be due Tenant. Tenant shall remain liable after the end of the term for any amount of operational pass throughs for the final year if such exceeded Tenant's payments for the pass throughs and Tenant shall be entitled to a refund if such payments exceeded Tenant's payments for the pass throughs and Tenant shall be entitled to a refund if such payments exceeded the pass throughs.

Tenant's proportionate share shall be calculated by dividing the 5,938 rentable square feet of the Demised Premises by the 94.461 rentable square feet of the building, which equals 6.29%.

The term "direct expense" as used herein shall include direct costs of operation, repair and maintenance as determined by standard accounting practices and shall include by way of illustration, but is not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums. utilities, heat, air conditioning, janitorial services, labor, materials, supplies, equipment. and tools, permits, licenses, inspection fees, management fees, and common area expenses. The term "direct expense" shall not include depreciation on the building in which the Demised Premises are situated or equipment therein, interest, executive salaries, real estate brokers' commissions marketing costs or principal and interest payments, or other expenses that do not relate to the operation of the building. The annual statement of said direct expense, accounted for and reported in accordance with generally accepted accounting principles, shall be available to Tenant upon written request.

For purposes of verifying Landlord's computation and proration of Direct Expenses, including the computation of Controllable Expenses. and to verify Landlord's compliance with this Lease with respect to which items of expense appropriately constitute Direct Expenses. Tenant or its authorized agents. at its sole cost and expense, except as set forth below, during normal business hours. may inspect, audit and copy the books and records of Landlord and its agents. If any such audit reveals an error by Landlord with respect to Direct Expenses, Landlord shall promptly reimburse Tenant for the amount erroneously overcharged to Tenant. In the event such error exceeds 6% of the total average amount then Landlord shall reimburse Tenant for reasonable costs of the audit.

                                      6.
                              LANDLORD'S SERVICES

     (a) Landlord shall cause to be furnished to the Demised Premises in common with other Tenants from 8:00 a.m. to 6:00 p.m. Monday through Friday and from
                        ----         ----
8:00 a.m. to 1:00 p.m. on Saturdays excluding national or state holidays (herein
----         ----
called the "Standard Work Week"), the following services: maintenance of casualty insurance by Landlord on the Building in such form and amount as is satisfactory to Landlord, water to the extent available, electricity to the extent available for normal general office use, removal of trash from site receptacles in accordance with city schedules, normal heating and air conditioning for the reasonably comfortable use and occupancy of the Demised Premises (provided heating and cooling to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service), Building repair and maintenance as set forth in Section 8 below, and Common Area Maintenance as set forth in Section 14 below. All costs resulting from Tenant's extraordinary usage of water, heating, air conditioning, electricity, trash removal, or other services provided by Landlord shall be paid by Tenant as additional rent within thirty (30) days of billing by Landlord. Tenant shall not install equipment with unusual demands for any of Landlord's services without Landlord's prior written consent which Landlord may withhold if Landlord reasonably determines that such equipment is not suitable for the Building or may not safely be used therein. Notwithstanding anything herein to the contrary, upon Tenant's request, Landlord shall provide after hours heating and air conditioning to the Demised Premises at a current charge of $25.00 per hour as
                                                            ------
additional rent, which charge shall be subject to upward adjustment from time to time as Landlord shall reasonably determine to cover its costs and expenses. Landlord shall not be responsible for any failure of or interruption in utility or other services to the Building or Demised Premises.

     (b) Tenant shall pay or cause to be paid all charges for telephone or any other communication or utility service used in or rendered or supplied to the Demised Premises throughout the initial and any extended term of this Lease Agreement or any holdover period which Landlord does not provide above and Tenant shall indemnify the Landlord and hold Landlord harmless against any liability or damages (including Landlord's reasonable attorneys' fees and expenses) on such account.

                                      7.
                               SECURITY DEPOSIT

     Tenant shall deposit with Landlord on the signing of this Lease Agreement the sum of Eight Thousand Seven Hundred Eighty Four ($ 8,784.00) as security for the performance of Tenant's obligations under this Lease Agreement, including without limitation, the surrender of possession of the Demised Premises to Landlord as herein provided. If from time to time Landlord applies any part of said deposit to cure any default of Tenant, Tenant shall upon demand immediately deposit funds with the Landlord sufficient to restore the full initial balance of the security deposit. This deposit shall bear interest at a pass book savings rate which interest shall accrue to the Tenant, and unless the Landlord uses the same to cure a default of Tenant including restoring the Demised Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall within thirty (30) days of the termination of the Lease Agreement refund to Tenant so much of the deposit as Landlord continues to hold.

                                      8.
         REPAIR, PRESERVATION AND MAINTENANCE OF THE DEMISED PREMISES

     (a) Landlord at Landlord's sole cost and expense shall keep and maintain the roof, foundation and the structural soundness of the exterior walls of the Building and Demised Premises in good repair exclusive of matters due to Tenant's willful misconduct or gross neglect, which Tenant shall promptly remedy and repair. Tenant at Tenant's sole risk, cost and expense shall maintain the remainder of the Demised Premises in good, clean and sanitary condition and repair. Tenant furthermore shall not injure, deface, overload or waste the Demised Premises or any part thereof or permit the same to occur, nor shall Tenant engage in or permit any action which would threaten to injure, deface, overload or waste the Demised Premises or any part thereof. Tenant shall not permit the accumulation of waste or refuse matter in or on the Demised Premises or adjacent thereto.

     (b) Tenant shall return the Demised Premises to Landlord at the end of the initial or any extended term of any holdover period in such condition as they were in as of the Commencement Date or the date of completion with respect to any improvements made after the Commencement Date, ordinary wear and tear only excepted. Tenant shall hold Landlord harmless from any loss, cost or damage (including Landlord's reasonable attorneys' fees and expenses) caused by Tenant's failure to comply with Tenant's maintenance obligations under this Lease Agreement or caused by the maintenance or repairs made by Tenant or Tenant's agents, servants or employees,, or by persons coming on the Demised Premises at the express or implied invitation of the Tenant.

                                      9.
                          TENANT'S GENERAL INDEMNITY

     Landlord shall not be liable to Tenant, or to any other person or entity whatsoever, for any injury, loss or damage to any person or property in or upon the Demised Premises or otherwise resulting from Tenant's use of the Demised Premises or of the Building, the Tract or any Common Areas designated from time to time by Landlord as below provided. Tenant furthermore hereby covenants and agrees to assume all liability for or on account of any injury, loss or damage above described or resulting from any breach by Tenant or any of Tenant's obligations under this Lease Agreement (including Landlord's reasonable attorneys' fees and legal expenses), and Tenant shall save and hold Landlord harmless therefrom except as otherwise provided in Section 18 of this Lease Agreement.

                                      10.
                                  ASSIGNMENT

     Tenant shall neither assign, mortgage, pledge nor otherwise encumber this Lease Agreement, nor sublet the whole or any part of the Demised Premises without first obtaining the written consent of Landlord, which consent Landlord shall not unreasonably withhold. Such consent by Landlord shall not relieve Tenant of any of Tenant's obligations under this Lease Agreement.

                                      11.
               STOCK IN TRADE AND FIXTURES AND INSURANCE THEREON

     Tenant's stock in trade and fixtures and all other property of Tenant or any third parties in or on the Demised Premises shall be at the sole risk of Tenant or such third parties. Landlord shall not be liable to Tenant or any third parties for any damage to personalty or fixtures at the Demised Premises or Building or Tract for any reason, including but not limited to loss or theft or damage due to leakage of water, gas, sewage or steam due to electrical or other utility failure. At all times during the initial and extended term hereof and any hold over period Tenant, for the benefit of both Landlord and Tenant as their interest may appear, shall maintain insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, on the personal property, furniture, furnishings and fixtures of Tenant or any other person or entity located in the Demised Premises, which insurance shall be for the actual replacement cost of the property insured. All such insurance policies shall provide for not less than thirty (30) days written notice to Landlord prior to the expiration of any such policy and shall furthermore contain provisions that any such policies will not be canceled or the coverage changed without thirty
(30) days prior written notice to Landlord.

                                      12.
                       ALTERATIONS, ADDITIONS AND SIGNS

     (a) Tenant shall not make any alterations or additions to the Demised Premises without first obtaining the written consent of Landlord, which consent Landlord shall not unreasonably withhold. All alterations, additions and improvements to the Demised Premises (whether made by Landlord or Tenant) shall become the property of the Landlord and shall remain upon and become a part of the Demised Premises at the termination of this Lease Agreement or Tenant's right to possession of the Demised Premises unless Landlord otherwise notifies Tenant in writing. Any alterations performed by Tenant and approved by Landlord shall be in accordance with all applicable statutes, ordinances, regulations and applicable law and shall be performed in a workmanlike manner with materials and contractors approved by Landlord. Tenant in the event of any construction work shall procure and maintain in force until completion and acceptance of any completed improvements all risks builder's risk insurance, including vandalism and malicious mischief, in form and amount reasonably acceptable to Landlord covering improvements in place and all material and equipment at the job site and Tenant shall deliver to Landlord satisfactory proof that worker's compensation insurance has been procured to cover all persons employed in connection with the construction.

Tenant furthermore shall not in any event do anything that may create or be the foundation for any lien upon the Demised Premises or the Building or Tract, or upon any of the improvements on the foregoing; and should any such lien be created or filed, Tenant at Tenant's own cost and expense shall liquidate and discharge the same in full within ten (10) days after the earlier of the notice or filing thereof.

     (b) Signs - Tenant shall not place, paint or otherwise affix any signs visible on any of the exterior portions of the Demised Premises or Building. All signs must comply with all applicable municipal or other governmental rules and regulations. Landlord will pay for one directory and one suite sign. Future changes or modifications at Tenant's sole cost.

                                      13.
                      UNLAWFUL, IMPROPER OR OFFENSIVE USE

     Tenant shall not make nor allow to be made any use of the Demised Premises or Common Areas designated from time to time by Landlord as below provided which is unlawful or which in Landlord's judgment is improper, dangerous or offensive. Tenant shall furthermore promptly comply with all ordinances, regulations, rules or orders of any federal, state, county or municipal authority applicable to the Demised Premises and Tenant shall not bring hazardous materials or waste upon the Demised Premises or permit the same to occur without Landlord's prior written consent which consent Landlord may grant or withhold in Landlord's sole discretion. Tenant shall use, store or dispose of any hazardous materials to which Landlord consents in a safe and reasonable mariner and in full compliance with all applicable federal, state, municipal, county and other governmental laws, rules, and regulations. Tenant shall be responsible for and shall pay all damages and charges to the state or city government or any other persons or entities of any nuisance made or suffered during the term of this Lease Agreement on or from the Demised Premises or any such Common Areas resulting from the activities of Tenant or its agents, licensees or invitees or otherwise.

                                      14.
                           COMMON AREAS AND PARKING

     Landlord hereby grants Tenant and Tenant's invitees, licensees and agents the right, in common with other tenants of the Building, to use such areas of the Tract, including parking areas, as Landlord may designate from time to time to be common areas (the "Common Areas"). Tenant's use of available parking shall not exceed the limit specified by Landlord for Tenant from time to time. Any such usage by Tenant and Tenant's invitees, licensees and agents of the Common Areas shall be incident to Tenant's business activities hereunder, shall be lawful and reasonable, and shall be subject to Landlord's rule making authority in Section 17. Landlord shall have exclusive control over the operation and maintenance of any such Common Areas. Landlord and its agents' costs and expenses incurred in operating and maintaining the Common Areas shall be Operating Expense reimbursable to Landlord as provided in Section 6 above.

                                      15.
       DAMAGES TO PREMISES BY FIRE OR CASUALTY AND TAKING FOR PUBLIC USE

     (a) If the Demised Premises shall be damaged by fire or other casualty, which damage can reasonably be corrected within one hundred and eighty (180) days and for a sum not exceeding the insurance proceeds actually received therefor by Landlord, Landlord shall be entitled to retain any excess insurance proceeds. In the event the Demised Premises cannot reasonably be so repaired or replaced, either Landlord or Tenant may terminate this Lease Agreement by written notice to the other provided, however, that (i) Tenant may not terminate this Lease Agreement after Landlord has begun to repair or reconstruct the Demised Premises and (ii) any obligations of the parties existing under this Lease Agreement at the time of such termination shall be unaffected by such termination, provided however there shall be an equitable abatement of rent proportionate to the demised premises damaged by fire or casualty and (iii) in the event such casualty occurs during the last twelve (12) calendar months of
                                               ------
the term or any extended term, Landlord may elect not to rebuild and may retain the insurance proceeds received.

     (b) In the event the whole of the Demised Premises shall be taken by any public authority under the power of eminent domain or like power or by a deed in lieu thereof, this Lease Agreement shall terminate as of the date that possession of the Demised Premises shall be delivered to the appropriate authority. In the event of only a partial such taking, this Lease Agreement shall not terminate (unless either party, by written notice to the other party, chooses to terminate the same) but there shall be an equitable abatement of rent proportionate to the part of the Demised Premises taken. Any termination of the Lease Agreement shall not affect the obligations of the parties existing under the Lease Agreement up to the time of termination. Tenant shall not be eligible to receive any part of any award or awards from any eminent domain proceeds or deed in lieu thereof, and Tenant hereby assigns all of its right, title and interest in and to any such award or awards to Landlord. However, Tenant may, to the extent permitted by law, and at Tenant's own expense and cost, take independent or related proceedings against the public authority exercising the power of eminent domain to pursue and establish any damages Tenant may have incurred for the taking of Tenant's property and for business interruption or relocation expenses resulting from the exercise of power of eminent domain (including any deed in lieu thereof) provided that any such action by Tenant shall not reduce or adversely affect the amount of Landlord's award.

                                      16.
                                   INSURANCE

     (a) Throughout the term of this Lease Agreement and any extended term or terms, Landlord shall provide fire and extended insurance coverage for the Demised Premises and the Building for 100% of the replacement value (defined as actual replacement cost excluding the costs of excavation, foundation and footings) in a form and amount satisfactory to Landlord as provided in Section 6 above. The costs of such insurance (as well as the costs of any other insurance of any nature that Landlord shall choose to obtain for the Building, Common Areas, Tract or any part thereof) shall be one of Landlord's Operating Expenses re-imbursable to Landlord in accordance with Section 6 above. Throughout the term of this Lease Agreement and any extended term or hold over period, Tenant shall provide, at Tenant's sole cost and expense, in addition to the fire and extended insurance coverage for Tenant's property at the Demised Premises required by Section 11 public liability insurance for the Demised Premises, including property damage with no less than One Million Dollars $1,000,000.00 limit per occurrence and death and personal injury coverage with no less than One Million Dollars $1,000,000.00 limit per person. Such policy shall name Landlord as an additional insured. Tenant shall also maintain all worker's compensation and similar insurance required by applicable law.

     (b) With respect to all policies of insurance required to be carried by either party under this Lease Agreement, either party shall provide the other party with copies of the certificates of such insurance at or prior to their effective dates. All such policies of either party shall provide that the same may not be modified or canceled without at least thirty (30) days prior written notice to the other party and either party shall provide the other party with copies of the certificates for all modified, renewed or new insurance policies on or before their effective dates.

     (c) To the extent possible without additional cost, each party shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance. Such waiver coverage at an additional premium shall be obtained by either party upon written notice from the other party seeking the same accompanied by reimbursement by such other party for the additional expense.

     (d) Tenant shall not take any action or permit anything to be done which will increase the rate of fire or other insurance coverage on the Demised Premises or any part thereof or adjacent thereto or on the Building or the Tract. However, in the event the Tenant shall take any such action then, in addition to any other rights Landlord might have under this Lease Agreement or otherwise, Landlord may require Tenant, upon demand, separately to pay or reimburse Landlord as additional rent the amount of any increased insurance premiums attributable to such action which are in excess of those charged at the date of this Lease Agreement

                                      17.
                             WAIVER OF SUBROGATION

     (a) Landlord hereby releases Tenant, but only to the extent of Landlord's insurance coverage and only to the extent payment is actually received under such coverage by Landlord, from any liability for loss or damage covered by any insurance policies which the Landlord carries with respect to the Demised Premises, Building or Tract or any interest or property therein or thereon whether or not such insurance is required by this Lease Agreement and even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, Tenant's agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss only so long as Landlord's policy applicable to such loss contains a clause to the effect that this release shall not affect the right of Landlord to recover under such policy. Landlord does not waive and hereby reserves the right to secure compensation from Tenant for any uninsured loss, any amounts not paid because of deductibles and other amounts not paid for any reason whatsoever.

     (b) Tenant hereby releases Landlord, but only to the extent of Tenant's insurance coverage and only to the extent payment is actually received under such coverage, from any liability for loss or damage covered by any insurance policies which the Tenant carries with respect to the Demised Premises, Building or Tract or any interest or property therein or thereon whether or not such insurance is required by this Lease Agreement and even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, Landlord's agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss contains a clause to the effect that this release shall not affect the right of Tenant to recover under such policy. Tenant does not waive and hereby reserves the right to secure compensation from Landlord to which Tenant is otherwise entitled for an uninsured loss, any amounts not paid because of deductibles and other amounts not paid for any reason whatsoever. This section does not modify the limitations of Landlords liability to Tenant provided under any other sections of this Lease Agreement.

                                      18.
           TENANT'S OBLIGATIONS AT THE END OF TERM AND HOLDING OVER

     (a) Tenant shall, at the expiration of the initial or any extended term of this Lease Agreement or hold over period, peaceably surrender the Demised Premises to Landlord in the condition required in Section 8 above. At such time, in addition to any other obligations of Tenant under this Lease Agreement. Tenant shall leave the Demised Premises room clean, shall fasten and lock all doors and windows, shall return to Landlord all keys to the Demised Premises, and shall notify Landlord of the address to which any balance of the Security Deposit should be sent.

     (b) Any holding over by Tenant at the Demised Premises after the expiration of the term of this Lease Agreement or any final extended term shall at most result in a tenancy from month to month, terminable at will by Landlord. All of the obligations of Tenant under this Lease Agreement shall apply to any such hold over period, except that the monthly portion of the Base Rent shall be one hundred fifty percent (150%).

                                      19.
              REMOVAL OF FIXTURES AND OTHER ITEMS AT END OF LEASE

     To the extent consistent with other terms of this Lease Agreement, Tenant at the expiration of this Lease Agreement shall remove all furniture and other personal property, including fixtures, trade or otherwise. which Tenant or any other third parties have installed upon or placed within the Demised Premises during the term of this Lease Agreement or any extended term or holdover period and to which Landlord is not entitled if such items can be removed without material injury to the Demised Premises; provided, however, all repairs to the Demised Premises required by such removal must be properly and promptly made by Tenant at Tenant's sole cost and expense incident to such removal. All property of Tenant remaining at the Demised Premises after the last day of the term of this Lease Agreement or any extended term or holdover period shall conclusively be deemed abandoned and may be removed by Landlord at Tenant's expense or retained by Landlord.

                                      20.
                               LANDLORD'S ENTRY

     Landlord at all reasonable times may enter to view or inspect the Demised Premises and to make repairs which Landlord may see fit to make in accordance with Section 8 or otherwise. During a reasonable period not less than six (6) months preceding the expiration of the initial or any extended term and throughout any holdover period Tenant will permit Landlord to place and keep upon and about the Demised Premises a notice that the Demised Premises are for rent and during such period Landlord may enter the Demised Premises to show them to prospective tenants.

                                      21.
                             RULES AND REGULATIONS

     Tenant shall comply with the rules and regulations attached as Exhibit D as Landlord may prescribe from time to time for the use, safety, care and cleanliness of the Demised Premises, the Building, the Tract, and any Common Areas; provided the same are applicable equally to all occupants of the Building.

                                      22.
                                QUIET ENJOYMENT

     Landlord agrees that if Tenant shall pay the rent as aforesaid and perform the covenants and agreements herein contained on Tenant's part to be paid and performed, Tenant shall peaceably hold and enjoy the Demised Premises without hindrance or interruption by the Landlord or by any other person or persons claiming through Landlord.

                                      23.
                      SUBORDINATION AND TENANT'S ESTOPPEL

     (a) This Lease Agreement shall be deemed subject and subordinate to any mortgage or deed of trust which may heretofore or hereafter be executed by Landlord covering the Demised Premises or any part thereof or the Building or the Tract and to all renewals, modifications or extensions thereof. The Landlord's interest in this Lease Agreement may be assigned as security for any financing now or hereafter required by Landlord. In the event any proceedings are brought or notice given for foreclosure of any mortgage or deed of trust on the Demised Premises or the Building or for the exercise of any rights pursuant to any mortgage, deed of trust or assignment Tenant will attorn to the holder of the deed of trust, mortgagee, assignee or purchaser at a foreclosure sale, as the case may be and will recognize such holder, assignee, mortgagee or purchaser as Landlord, providing such holder, assignee, mortgagee or purchaser agrees not to disturb Tenant's possession so long as Tenant is not in default under the terms of this Lease Agreement.

     (b) Tenant shall execute and deliver to Landlord at Landlord's request from time to time, and within seven (7) days thereof (i) instruments evidencing the subordination position of this Lease Agreement and/or (ii) estoppel certificates setting forth the date Tenant accepted possession of the Demised Premises, that Tenant occupies the Demised Premises, the termination date of the Lease Agreement. the date to which rent has been paid, and the amount of monthly rent in effect as of such certification, whether or not Tenant has any defense to the enforcement of Tenant's lease, any knowledge Tenant has of any default or breach by Landlord, any other matters requested by Landlord and that the Lease Agreement is in full force and effect except as to modifications, agreements or amendments thereto, copies of each of which including the Lease Agreement shall be attached. Failure by Tenant to comply with any such request within such seven (7) day period shall be deemed a conclusive admission by Tenant that this Lease Agreement remains in full force and effect, that Tenant has no defense thereto and that Landlord is not in breach thereunder.

                                      24.
                       CURING DEFAULTS AND LATE CHARGES

     (a) If Tenant is required to perform or comply with any agreement or provision hereof and shall fail to do so within the time provided therefor (or if no time is provided therefor then within ten (10) days after demand for compliance shall have been provided to Tenant) then, in each such case, upon the expiration of the time provided in this Lease Agreement (except in the case of emergency situations in which event the time frame may be shortened as appropriate) Landlord may perform and comply therewith for the account and at the expense of Tenant: and Tenant upon receipt of an itemized invoice of the cost and expense thereof, agrees to pay as additional rent within thirty (30) days of billing by Landlord the cost and expense incurred by Landlord.

     (b) Tenant shall pay a late charge of the lesser of four percent (4%) of all sums past due more then fifteen (15) days or the maximum amount allowed by law and interest at the lesser rate of eighteen percent (18%) per annum on all past due sums from the due date to the date payment is received or the maximum amount allowed by law.

                                      25.
                               EVENTS OF DEFAULT

     (a) For purposes of this Lease Agreement, the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

     (i) Tenant fails to pay any rent or additional rent as and when due and such failure continues for a period of seven (7) business days after written notice thereof is delivered to Tenant by Landlord. Notwithstanding the foregoing, Landlord shall only be obligated to give such written notice 3 times in any 12 month period and then upon the 4th failure of Tenant to make timely payment, such failure shall constitute an Event of Default.

     (ii) Tenant breaches any other agreement or obligation herein set forth and shall fail to cure such breach within thirty (30) days after written notice is sent by Landlord; provided that if such cure by its nature takes more than 30 days and Tenant is diligently pursuing such cure, then Tenant shall not be in breach of this Lease so long as Tenant promptly commences the cure thereof and diligently prosecutes such cure until completion.

     (iii) The commencement in any court or tribunal of any proceeding, voluntary or involuntary, to declare Tenant insolvent or unable to pay its debts as and when due:

     (iv) The assignment by Tenant of all or any part of Tenant's property or assets for the benefit of creditors,

     (v) The levy or execution, attachment, or taking of property, assets, or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt, or claim;

     (vi) Tenant files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court:

     (vii) Any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court is filed against Tenant;

     (viii) Tenant conveys away substantially all of Tenant's assets without adequate consideration; or

     (ix) Tenant is dissolved, liquidated, ceases to exist or do business or becomes insolvent.

     (b) Upon the occurrence of any Event of Default, Landlord shall be entitled, by written notice to the Tenant, to accelerate all rents and other sums due for the remainder of the Lease, and shall be further entitled to either
(i) to terminate the term hereof or (ii) to terminate Tenant's right to possession or occupancy only, without terminating the term of this Lease Agreement. Unless the term is specifically terminated by notice in writing, it shall be assumed that the Landlord has elected to terminate possession only, without terminating the term. Any termination of the term or of possession only shall not affect Tenant's obligations to pay accelerated rent, unaccelerated rent or any other sums due for the remainder of the Lease.

     (c) The remedies of terminating the term, of terminating possession or otherwise as provided in this Lease Agreement shall be cumulative and in addition to and not in limitation of any rights and remedies otherwise available to the Landlord and the exercise of any rights and remedies on default shall not preclude the exercise of any other rights and remedies available to the Landlord at law or in equity or otherwise.

                                      26.
            LANDLORD'S RIGHTS ON TERMINATION OF TERM OR POSSESSION

     (a) Upon any termination of the initial or extended term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession or occupancy only, without terminating the term hereof, Tenant shall surrender possession and vacate the Demised Premises and shall deliver possession thereof to the Landlord; and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event to repossess the Demised Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying the Demised Premises and to remove therefrom any and all property, without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of the laws of the State of North Carolina.

     (b) If Landlord elects to terminate Tenant's right to possession only as above provided, without terminating the term hereof. Landlord at its option may enter into the Demised Premises, remove Tenant's property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the term hereof and without releasing Tenant from its obligation to pay rents or accelerated rent and other monetary obligations herein reserved for the full term hereof. Upon and after entry into possession without terminating such obligations, Landlord shall use reasonable efforts to relet the Demised Premises, or any part for the account of Tenant to any person, firm or corporation other than Tenant for such reasonable rent, for such time, and upon such reasonable terms as Landlord in its sole discretion shall determine. If any rent is to be collected by Landlord upon any such reletting for Tenant's Account is not sufficient to pay the full amount of accelerated rent or any other rent herein reserved (including additional rents and other charges) and any other monetary obligations hereunder, and not heretofore paid by Tenant, together with the reasonable costs of retaking possession and any repairs, alterations, or redecoration necessary for such reletting, Tenant shall pay to Landlord the amount of the entire deficiency upon demand, and if the rent to be collected from such reletting is more than enough to pay the full amount of accelerated rent or the rents reserved hereunder and all of the aforementioned costs, Landlord shall be entitled to retain such excess. Notwithstanding any termination of the right to possession without termination of the term, the Landlord expressly reserves the right, at any time after the termination of possession, to terminate the term of this Lease Agreement by notice of such termination to Tenant.

     (c) The foregoing rights and remedies of Landlord are in addition to any other rights and remedies Landlord may have at law or in equity.

                                      27.
                                   NO WAIVER

     The acceptance of rentals and other payments by Landlord for any period or periods after a default under any of the terms, covenants, and conditions herein contained to be performed, kept and observed by Tenant shall not be deemed a waiver of any rights on the part of the Landlord to terminate this Lease Agreement for any other failure or for the continued failure by Tenant to so perform, keep or observe its covenants, terms and conditions to be kept, performed and observed by it. No waiver by Landlord of any of the terms or conditions of this Lease Agreement shall be construed as a waiver by Landlord of any subsequent default on the part of Tenant.

                                      28.
                                    NOTICES

     All notices, demands and requests to be given hereunder by either party shall be in writing and must be hand delivered or sent by registered mail or by certified mail, return receipt requested, and shall be deemed properly given when hand delivered or sent to the following addresses or at such other address as either party shall designate by written notice to the other.

     *Landlord:         1-40 Properties
                        P.O. Drawer 850
                        Burlington, NC 27216-0850
                        Attn: Mr. Milt Petty

     Tenant:            Biometric Research Institute, Inc.
                        1300 North 17th Street, Suite 300
                        Arlington, Virginia 22209-3801
                        Attn: Mr. James T. Ogle

     *With a copy to

     Landlord's Agent:  Vanguard . ONCOR International
                        6320 Quadrangle Drive
                        Suite 360
                        Chapel Hill, North Carolina 27514

                                      29.
                        RELOCATION OF DEMISED PREMISES.

     Landlord reserves the right to relocate the Demised Premises to comparable space within the Park. This right may be exercised by the Landlord one time during the initial lease term. Landlord shall give Tenant written notice of Landlords intention to relocate the Demised Premises and Tenant shall complete such relocation within sixty (60) days following giving of such notice by Landlord. Upon such relocation by Tenant, then effective as of the date of such relocation, this Lease will be amended by deleting the description of the original Demised Premises and substituting therefor a description of such comparable space. Landlord shall provide Tenant one month rent abatement and shall reimburse Tenant for Tenant's actual reasonable moving costs, (including new stationery, phone and computer relocation costs).

                                      30.
                                  LEGAL COSTS

     Should either party institute any legal proceedings against the other party for breach of any provision herein contained, and prevail in such action, the non-prevailing party shall be liable for the reasonable costs and expenses of the other party, including the other party's reasonable attorney's fees and expenses.

                                      31.
                             LIABILITY OF LANDLORD

     In the event Landlord shall fail to perform any covenant, term or condition of this Lease Agreement upon Landlord's part required to be performed, or if Tenant shall make any claim arising out of Tenant's occupancy or use of the Demised Premises based upon any action or omission of Landlord, Tenant covenants and agrees to look solely to Landlord's interest in the Building for any recovery of money judgment from Landlord from and after the date of this Lease Agreement. In no event shall the stockholders, partners, directors, officers, agents or employees of Landlord (either individually or severally) be personally liable for any such judgment. Furthermore, in no event shall Tenant be entitled to an award of incidental or consequential damages arising out of any breach by Landlord including but not limited to any award for damage or destruction of Tenant's or any other person or entity's personalty or fixtures located in or about the Demised Premises, moving expenses, storage expenses, alternative leasing costs and expenses and costs and expenses of locating and procuring alternative leased space.

                                      32.
                               ENTIRE AGREEMENT

     This Lease Agreement is executed with the express intent and understanding that it shall supersede any and all prior discussions and/or agreements between the parties hereto, it being understood and agreed that this Lease Agreement contains the entire understanding and agreement concerning the Lease Agreement of the Demised Premises.

                                      33.
                                  AMENDMENTS

     Changes and amendments to this Lease Agreement shall be in writing and signed by the parties affected by such change or amendment.

                                      34.
                                CONTROLLING LAW

     The Lease Agreement shall be governed by the laws of the State of North Carolina.

                                      35.
                            SUCCESSORS AND ASSIGNS

     All of the covenants, agreements and conditions of this Lease Agreement shall accrue to the benefit of and be binding upon the respective parties hereto and their heirs, successors and assigns.

                                      36.
                                   NO AGENCY

     The execution of this Lease Agreement or the performance of any act pursuant thereto shall not be deemed or construed to create between Landlord and Tenant the relationship of principal or agent, or of a partnership or joint venture.

                                      37.
                                 SEVERABILITY

     In the event any provision of this Lease Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Lease Agreement shall continue in full force and effect.

                                      38.
                                 FORCE MAJEURE

     In the event Landlord or Tenant is unable to perform any actions or obligations required hereunder by virtue of acts of God or other events beyond Landlord's or Tenant's control, Landlord or Tenant shall not be in breach hereunder but shall use due diligence to perform such act or obligation when and to the extent possible. Notwithstanding the foregoing, this shall not excuse Tenant from the prompt payment of rent or other monies due under the Lease.

                                      39.
                       RECORDATION AND LEASE MEMORANDUM

     This Lease Agreement may not be recorded without both parties' prior written consent, but each party agrees on request of the other to execute a memorandum hereof for recording purposes.

                                      40.
                            ASSIGNMENT BY LANDLORD

     Landlord may sell the Tract, Building or any portion thereof at any time and this Lease Agreement may be assigned by Landlord. In the event of any such assignment, the assignee shall be deemed the Landlord hereunder as of the effective date of any such assignment, Tenant shall attorn to the same, and the undersigned Landlord shall have no further liability hereunder for matters arising after the effective date of any such assignment.

                                      41.
                               DUE AUTHORIZATION

     Tenant warrants that all necessary corporate and/or other action has been taken by Tenant to authorize Tenant's execution of this Lease Agreement.

                                      42.
                                    BROKERS

     Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Demised Premises except as identified below in this Section 42. If none, indicate "none." Each such party shall indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom the indemnifying party has consulted or negotiated with regard to the Demised Premises not identified herein.

     Vanguard . ONCOR International
     ------------------------------

                                      43.
                                ADA COMPLIANCE

Americans with Disabilities Act compliance is a responsibility of the landlord.

                                      44.
                                   EXHIBITS

The contents and provisions set Out in any Exhibits attached hereto are incorporated herein by reference and made a part hereof. If any provision or provisions set out in said Exhibits are in conflict with any other provisions of this Lease, the provision or provisions set forth in said Exhibit shall be controlling.

                                      45.
                                RENEWAL OPTION

     If no uncured Event of Default has occurred, Tenant shall have the option to renew the term of this Lease for one (1) period of five (5) years. To exercise such option, Tenant shall give Landlord written notification of its exercise not later than two hundred seventy (270) days prior to the expiration of the Initial Lease Term. If Tenant exercises such option, it shall be under the same terms and conditions as this Lease, and the rent shall be calculated based on the total rentable square feet then occupied by Tenant and the rental rate during the last year of the Initial Term Lease, including an extension of the annual increases of Sixty Cents ($0.60) per rentable square foot per year through and until the expiration of the extended Lease term.

                                      46.
                                RIGHT TO EXPAND

     If Tenant has not been in default of this lease, Tenant shall have the Right to expand into Suite 260 (Expansion Space) as shown in Exhibit B, Floor Plan. Tenant shall give Landlord written notice of Tenant's desire to expand during the month of January, 1998, or this right will become null and void.

     If Tenant exercises this right, Landlord shall provide such space to Tenant within 180 days of such notice. Landlord shall provide space on an "as is" basis. Tenant to incur all costs of expansion. The rental rate psf shall be the same as the current rent rate and schedule under this lease.

     IN WITNESS WHEREOF. Landlord and Tenant have executed and sealed this Lease Agreement in triplicate originals, all as of the day and year first above written

                                      LANDLORD:
                                             1-40  PROPERTIES


                                           By: /s/ Maurice Koury
                                               ----------------------
                                               Authorized Signatory

ATTEST:                                    Date of Execution: 12/14/95
/s/ Milton Petty                                             ----------
--------------------------
(CORPORATE SEAL)
----------------

                                      TENANT:

                                      BIOMETRIC RESEARCH INSTITUTE, INC. (seal)

                                      By: /s/ John Stewart Marr
                                          ----------------------
ATTEST:                                   Authorized Signatory

/s/ Diane R. Dixon                    Date of Execution: 12/14/95
------------------                                      ----------
(CORPORATE SEAL)                      Tax ID#: 52-1021604
                                               ----------

STATE OF VIRGINIA
COUNTY OF ARLINGTON

I, Beverly J. Smith              , a Notary Public for said County and State, do
   ----------------
hereby certify that John Stewart Marr personally appeared before me this day and
                    -----------------
acknowledged the due execution of the foregoing instrument.

     Witness my hand and official seal, this the 27th day of November, 1995
                                                 ----
/s/ Beverly J. Smith
--------------------
Notary Public
My commission expires: My Commission Expires June 30, 1998
                       ---------------------



STATE OF NORTH CAROLINA
COUNTY OF ALAMANCE

I, Susan B. Stout, a Notary Public for said County and State, do hereby certify that Maurice Koury personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     Witness my hand and official seal, this the 14th day of December, 1995
                                                 ----

/s/ Susan B. Stout
--------------------
Notary Public
My commission expires: 8-10-99

                                   EXHIBIT A
                               LEGAL DESCRIPTION

                                Quadrangle Five

A certain tract or parcel of realty, lying and being in Triangle Township Durham County, North Carolina being more fully described as follows:

     BEGINNING at an from pipe marking the common corner of Lot 1 and Lot 4 of Flat Book 109 the centerpoint of Quadrangle Drive cul-de-sac and being located on the right of way line of Quadrangle Drive; thence with the line of lands of USA (Jordan Lake Project), a course of S 21 deg 00' 53" E for a distance of
903.70 feet to an existing iron pipe; thence continuing with the line of lands of USA Jordan Lake Project), a course of E 76 deg 16' 11" W for a distance of
168.77 feet to existing iron pipe in the eastern right of way line of Interstate Highway 40 (1-40); thence with the line of the eastern right of way of I-40, a course of N 46 deg 47' 58" W for a distance of 457.59 feet to an existing iron pipe; thence with the line of the eastern right of way of I-40, a course of N 39 deg 33' 43" W for a distance of 286.16 feet to an existing iron pipe; thence with the line of the eastern right of way of I-40, a course of N 33 deg 48' 21" W for a distance of 182.06 feet to an existing iron pipe marking the southernmost corner of Lot 2 of Plat Book 109 page 188; thence with the line of Lot 2 of Plat Book 109 page 151, a course of N 50 deg 41' 41" E for a distance of 373.11 feet to an existing iron pipe in the right of way line of Quadrangle Drive; thence with the right of way of Quadrangle Drive, along the arc of a circular curve with a radius of 140.00 feet and a delta angle of 76 deg 03' 06" for an arc length of 185.81 feet, a chord bearing of S 77 deg 19' 52" E and chord length of 172.48 feet to an existing iron pipe, the point and place of BEGINNING and containing 335,525 square feet or 7.703 acres, more or less.

                                  EXHIBIT A-1

                                   SITE PLAN

                                   EXHIBIT B

                                 [FLOOR PLAN]

                                  EXHIBIT B-1

                                 [SPACE PLAN]

                                   EXHIBIT C
                              TENANT IMPROVEMENTS

LANDLORD'S WORK

     DESCRIPTION OF SHELL BUILDING
     -----------------------------

     Landlord, at Landlord's cost and before the application of Tenant improvement allowance, will complete the shell building with finished lobby, bathrooms core areas, and deliver Tenant space with a concrete slab, installed trunkline HVAC distribution system through medium pressure ductwork, including low pressure VAV boxes and thermostats, electrical capacity with sufficient power to support 1.5 watts of connected load per usable square foot for Tenant's convenience outlets and to support light fixtures at the ratio of 1 (4) tube fluorescent fixture per 85 usable square feet, window blinds installed, installed 2' x 2' ceiling splines only and sheet rock and insulation on the exterior of the corridor walls. Landlord will complete the parking areas serving the Building. Landlord's completion of shell building shall be evidenced by delivery to Tenant of copies of the certificate of occupancy for the building issued by the governmental authority with jurisdiction over such work.

     UPFIT ALLOWANCE
     ---------------

     Landlord shall provide an upfit "allowance" of $90,653 for improvements to the Premises. In addition, Landlord will also, at Landlord's expense, provide for 24 hour HVAC through building standard systems in computer room. In the event the costs for improvements to the premises do not exceed $90,653, Tenant may use the actual cost differential between the allowance and the actual costs as a rental credit in the first month of the lease term.


TENANT'S WORK

     Tenant responsible for all costs of Tenant improvements above allowance provided by Landlord. Tenant responsible for all phones, computer systems and furniture shown on Exhibit B-I Space Plan.

                                   EXHIBIT D
                             RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, corridors, or halls shall not be encumbered by any Tenant or used for any purpose other than ingress and egress to and from Demised Premises.

2. No awnings or other projections shall be attached to the outside walls of buildings without the prior written consent of the Landlord. No curtains, blinds, shades or screens other than Landlord's standard shall be attached to, hung in, or used in connection with any window or door of the Demised Premises. No bottles, parcels, or other articles may be placed on window ledges.

3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove the same without any liability, and may charge removal expense to Tenant. Landlord reserves the right to install and maintain a sign or signs on the exterior of the Premises.

4. The water, wash closets, and other plumbing fixtures shall not be used for any other purpose other than those for which they were constructed, and no sweeping, rubbish, rags, or other substances shall be thrown therein.

5. No Tenant shall mark, paint drill into, or in any way deface any part of the Demised Premises or Premises without Landlord's written consent. No boring, cutting, or stringing of wires shall be permitted without prior written consent of Landlord. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come into contact with the floor of the Demised Premises, and if linoleum or other similar floor covering is desired to be used, consent in writing by Landlord is required. The use of cement or other similar adhesive material being expressly prohibited.

6. No bicycles, vehicles, birds, or animals or any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by any Tenant on said Premises without prior written consent of Landlord. However, this does not prevent Tenant from using a microwave, or having coffee, soft drinks, and other items for use of Tenant's employees, agents, or visitors. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Demised Premises.

7. No space in Premises shall be used for the sale of property of any kind at auction.

8. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Premises or neighboring buildings or those having business with them. No Tenant shall throw anything out of the doors or down the passageways.

9. No additional locks or bolts or any kind shall be placed upon door or windows by any Tenant, nor shall any changes be made in existing locks or the mechanisms thereof, without the prior written consent of Landlord. Tenant will be supplied at move-in a reasonable number of keys to the exterior door of the Demised Premises. Additional keys may be supplied solely and exclusively by Landlord at a reasonable charge to Tenant. Each Tenant must upon termination of Lease, return to Landlord all keys of offices, toilet rooms, either furnished to or otherwise procured by Tenant.

10. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during such hours, on such elevators and in such a manner as designated by Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant agrees not place a load upon any floor of the Premises exceeding, the floor load capacity which such floor was (and is) designed to carry.

11. No Tenant shall open, or permit windows in the Demised Premises to be opened at any time.

12. No part of the Premises or Demised Premises shall be used for lodging or sleeping, or any illegal purpose.

13. The requirements of Tenant will be attended to only upon application at the office of the Landlord. Landlord's employees shall not perform any work on the Demised Premises or do anything outside of their regular duties unless prior written approval is given by Landlord.

14. Canvassing, soliciting, and peddling on Premises is prohibited and each Tenant shall cooperate to prevent same.

15. All Tenants shall cooperate to prevent excessive use or abuse of parking privileges. Parking is permitted only during time of typical office use or at time of emergency or with prior written consent of Landlord.

16. Any extraordinary use of HVAC, water, or electricity shall be charged to Tenant at reasonable rates. Tenant shall not install equipment with unusual demands for any of the foregoing without prior written consent of Landlord.

17. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons, other than those approved by Landlord, shall be permitted to enter the Building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises.

18. Tenant shall not waste electricity, water, or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and observe energy conservation recommendations.

19. No Tenant shall use or keep in its Demised Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No Tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.

20. Each Tenant shall store all its trash and garbage within the interior of its premises.

No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Lessor may designate. All bulk trash other than that contained in normal office trash containers (moving boxes, etc...) are Tenant's responsibility to remove.

21. Landscaping: No Tenant or guest will walk through flower or other plant beds, cut or break off flowers, twigs or other foliage, or in any way destroy landscaping.

22. Smoking is not permitted in any interior common areas of the Building. Interior common areas are defined by way of illustration but not limitation as lobbies, entrances, hallways, corridors, stairs and stairwells, elevators, mailrooms, restrooms and other such facilities used in common with and/or for the benefit of all Tenants. The term "Tenants" shall be deemed to include the individual/company of record in the Lease together with it's agents, licensees, contractors, guests, customers, clients, invitees, and assignees. Smoking in the Building is permitted only within individual Tenant suites (as determined by Tenant's policy).

23. These Rules and Regulations are in addition to, and shall not be construed or in any way modify, alter or amend, in whole or in part, the terms, covenants agreements and conditions or any lease of premises in the Building.